Exhibit 10.25
FIRST AMENDMENT TO
CENDANT CORPORATION 1999 NON-EMPLOYEE DIRECTORS
DEFERRED COMPENSATION PLAN,
AS AMENDED AND RESTATED AS OF JANUARY 22, 2005
          Cendant Corporation (the “Corporation”) hereby adopts this First Amendment (the “Amendment”) to the Cendant Corporation 1999 Non-Employee Directors Deferred Compensation Plan, as amended and restated as of January 22, 2005 (the “Director Deferred Compensation Plan”). Capitalized terms not defined in this Amendment shall have the meaning set forth in the Director Deferred Compensation Plan. This Amendment is effective as of November 18, 2005. Except as amended hereunder, all other terms and conditions of the Director Deferred Compensation Plan shall remain in full force and effect.
1. The proviso in Section 5 of the Director Deferred Compensation Plan is hereby deleted in its entirety and replaced with the following new proviso:
provided,however, that a Director may (a) no later than sixty (60) days prior to the beginning of any calendar year, revoke an election to the extent applicable to such calendar year and (b) pursuant to the transition relief provided under Q&A 19(c) of IRS Notice 2005-1, make a new election to change the deferral period applicable to previously deferred amounts, provided that such election is made on or before December 31, 2005.
2. Section 9 of the Director Deferred Compensation Plan is hereby by amended by adding the following proviso at the end of the first sentence thereof, to read as follows:
provided,however, that, (a) if elected by a Director with respect to amounts deferred prior to calendar year 2006, as contemplated by Section 5, and (b) with respect to all amounts deferred for calendar year 2006 and thereafter, a Director’s account will be distributed to him or her seven months following the date on which the Director ceases to serve on the Board of Directors of Cendant or, if the Director continues to serve on the Board of Directors of one of the entities resulting from the proposed transaction pursuant to which Cendant will separate into four independent publicly-traded companies (the separated entity with whom the Director may continue to serve on the Board of Directors being referred to as “Newco”), seven months following the date on which the Director ceases to serve on the Board of Directors of Newco.
          IN WITNESS WHEREOF, and as evidence of the adoption of this First Amendment, the Corporation has caused the same to be executed by its duly authorized officer this 9th day of December, 2005.

ATTEST:		CENDANT CORPORATION

	By	/s/ Terry Conley

Terry Conley, Executive Vice President